BYLAWS

                                       OF

                            RIVER CAPITAL GROUP, INC.




                             A Delaware Corporation








                           Effective December 29, 2005



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                                TABLE OF CONTENTS
                                                                            PAGE
ARTICLE I - OFFICES............................................................1
         Section 1.   Registered Office........................................1
         Section 2.   Other Offices............................................1

ARTICLE II - MEETINGS OF STOCKHOLDERS..........................................1
         Section 1.   Place of Meetings........................................1
         Section 2.   Annual Meetings..........................................1
         Section 3.   Special Meetings.........................................1
         Section 4.   Quorum...................................................2
         Section 5.   Proxies..................................................2
         Section 6.   Voting...................................................3
         Section 7.   List of Stockholders Entitled to Vote....................3
         Section 8.   Stock Ledger.............................................3
         Section 9.   Record Date..............................................4
         Section 10.  Inspectors of Election...................................5
         Section 11.  Action by Stockholders Without a Meeting.................5
         Section 12.  Nomination of Directors..................................6
         Section 13.  Conduct of Business......................................6

ARTICLE III - DIRECTORS........................................................7
         Section 1.   Number and Election of Directors.........................7
         Section 2.   Vacancies................................................7
         Section 3.   Duties and Powers........................................7
         Section 4.   Organization.............................................8
         Section 5.   Resignations and Removals of Directors...................8
         Section 6.   Meetings.................................................8
         Section 7.   Quorum...................................................8
         Section 8.   Actions of Board.........................................9
         Section 9.   Meetings by Means of Conference Telephone................9
         Section 10.  Committees...............................................9
         Section 11.  Compensation.............................................9
         Section 12.  Interested Directors and Officers........................9

ARTICLE IV - OFFICERS.........................................................10
         Section 1.   General.................................................10
         Section 2.   Election................................................10
         Section 3.   Voting Securities Owned by the Corporation..............11
         Section 4.   Chairman of the Board of Directors......................11
         Section 5.   President...............................................11
         Section 6.   Vice Presidents.........................................11
         Section 7.   Secretary and Assistant Secretaries.....................12
         Section 8.   Treasurer and Assistant Treasurers......................12
         Section 9.   Other Officers..........................................13


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ARTICLE V - STOCK.............................................................13
         Section 1.   Form of Certificates....................................13
         Section 2.   Signatures..............................................13
         Section 3.   Lost, Destroyed, Stolen or Mutilated Certificates.......13
         Section 4.   Transfers...............................................13
         Section 5.   Transfer and Registry Agents............................14
         Section 6.   Beneficial Owners.......................................14

ARTICLE VI - NOTICES..........................................................14
         Section 1.   Notices.................................................14
         Section 2.   Waivers of Notice.......................................14

ARTICLE VII - GENERAL PROVISIONS..............................................15
         Section 1.   Dividends...............................................15
         Section 2.   Disbursements...........................................15
         Section 3.   Fiscal Year.............................................15
         Section 4.   Corporate Seal..........................................15
         Section 5.   Certificate of Incorporation Defined....................15

ARTICLE VIII - INDEMNIFICATION................................................15
         Section 1.   Indemnification of Officers and Directors...............15
         Section 2.   Indemnification of Employees and Agents.................16
         Section 3.   Insurance...............................................16
         Section 4.   Non-Exclusive Rights....................................16
         Section 5.   Survival of Indemnification and Advancement of
                      Expenses................................................16

ARTICLE IX - AMENDMENTS.......................................................17
         Section 1.   Amendments..............................................17
         Section 2.   Entire Board of Directors...............................17














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                                     BYLAWS
                                       OF
                            RIVER CAPITAL GROUP, INC.

                     (hereinafter called the "Corporation")


                                    ARTICLE I
                                     OFFICES

         SECTION 1. REGISTERED OFFICE. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

         SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

         SECTION 1. PLACE OF MEETINGS. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         SECTION 2. ANNUAL MEETINGS. The annual meeting of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the stockholders shall elect directors, and transact such other business as may properly be brought before the meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting.

         SECTION 3. SPECIAL MEETINGS. Unless otherwise prescribed by law or by the Certificate of Incorporation of the Corporation, special meetings of stockholders, for any purpose or purposes, may be called by either (a) the Chairman of the Board of Directors, (b) the President, or (c) the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. At a special meeting of the stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting.



BYLAWS OF RIVER CAPITAL GROUP, INC. - PAGE 1
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         SECTION 4. QUORUM. Except as otherwise required by law or by the
Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting.

         SECTION 5. PROXIES. Any stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy; provided, however, that no proxy shall be voted or acted upon after 3 years from its date, unless said proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, either of the following shall constitute a valid means by which a stockholder may grant such authority:
         (a) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder's authorized officer, director, employee or agent signing such writing or causing such person's signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

         (b) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder.

         Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used;



BYLAWS OF RIVER CAPITAL GROUP, INC. - PAGE 2
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provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

         SECTION 6. VOTING. At all meetings of the stockholders at which a quorum is present, except as otherwise required by law, the Certificate of Incorporation or these Bylaws,

         (a) in all matters other than the election of directors, the affirmative vote of the holders of a majority of the total number of votes of the capital stock present in person or represented by proxy and entitled to vote on such matter shall be the act of the stockholders;

         (b) directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors; and

         (c) where a separate vote by a class or series is required, the affirmative vote of the majority of shares of such class or classes or series present in person or by proxy at the meeting shall be the act of such class or series or classes or series.

         The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in such officer's discretion, may require that any votes cast at such meeting shall be cast by written ballot.

         SECTION 7. LIST OF STOCKHOLDERS ENTITLED TO VOTE. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

         SECTION 8. STOCK LEDGER. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 7 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

         SECTION 9. RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to consent to corporate action in writing without a



BYLAWS OF RIVER CAPITAL GROUP, INC. - PAGE 3 meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date:

         (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall not be more than 60 nor less than 10 days before the date of such meeting;

         (b) in the case of determination of stockholders entitled to consent to corporate action in writing without a meeting, shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors; and

         (c) in the case of any other action, shall not be more than 60 days prior to such other action.

         If no record date is fixed:

         (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

         (b) the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by these Bylaws, the Certificate of Incorporation or the laws of the State of Delaware, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, the Corporation's principal place of business, or the Secretary of the Corporation; and

         (c) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         SECTION 10. INSPECTORS OF ELECTION. In advance of any meeting of stockholders, the Board may, as required by law, appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more other



BYLAWS OF RIVER CAPITAL GROUP, INC. - PAGE 4
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persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is present, ready and willing to act at a meeting of stockholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best such inspector's ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

         SECTION 11. ACTION BY STOCKHOLDERS WITHOUT A MEETING. Unless otherwise provided in the Certificate of Incorporation, any action required by the Delaware General Corporation Law to be taken at any annual or special meeting of the stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this Section to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of shareholders to take the action were delivered to the Corporation as provided by this Section. In the event that the action which is consented to is such as would have required the filing of a certificate under any provision of the General Corporation Law of the State of Delaware, if such action had been voted on by stockholders at a meeting thereof, the certificate filed under such provision shall state, in lieu of any statement required by such provision concerning any vote of stockholders, that written consent has been given in accordance with the provisions of the Delaware General Corporation Law.

         SECTION 12. NOMINATION OF DIRECTORS. Nominations for election to the Board of Directors must be made by the Board of Directors or by any stockholder of



BYLAWS OF RIVER CAPITAL GROUP, INC. - PAGE 5
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any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. Nominations, other than those made by the Board of Directors of the Corporation, must be preceded by notification in writing received by the Secretary of the Corporation not less than 20 days nor more than 60 days prior to any meeting of stockholders called for the election of directors. Such notification shall contain the written consent of each proposed nominee to serve as a director if so elected and the following information as to each proposed nominee and as to each person, acting alone or in conjunction with one or more other persons as a partnership, limited partnership, syndicate or other group, who participates or is expected to participate in making such nomination or in organizing, directing, or financing such nomination or solicitation of proxies to vote for the nominee:

         (a) the name, age, residence, address, and business address of each proposed nominee and of each such person;

         (b) the principal occupation or employment, the name, type of business and address of the corporation or other organization in which such employment is carried on of each proposed nominee and of each such person;

         (c) the amount of stock of the Corporation owned beneficially, either directly or indirectly, by each proposed nominee and each such person; and

         (d) a description of any arrangement or understanding of each proposed nominee and of each such person with each other or any other person regarding future employment or any future transaction to which the Corporation will or may be a party.

         The presiding officer of the meeting shall have the authority to determine and declare to the meeting that a nomination not preceded by notification made in accordance with the foregoing procedure shall be disregarded.

         SECTION 13. CONDUCT OF BUSINESS. At any meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting
(a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors, or (c) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Bylaw, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Bylaw.

         For business to be properly brought before any meeting by a stockholder pursuant to clause (c) of this Section 13, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 20 days nor more than 60 days prior to the date of the meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business





BYLAWS OF RIVER CAPITAL GROUP, INC. - PAGE 6
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at the meeting; (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made; and (c) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the proposal is made; and (d) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business.

         Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 13. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by this Section 13, and if such person should so determine, such person shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 13, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 13.

                                   ARTICLE III
                                    DIRECTORS

         SECTION 1. NUMBER AND ELECTION OF DIRECTORS. The Board of Directors shall consist of at least one (1) member, which number may be changed from time to time by resolution adopted by the Board of Directors. Except as provided in
Section 2 of this Article III, directors shall be elected by the stockholders at the annual meetings of stockholders, and each director so elected shall hold office until such director's successor is duly elected and qualified, or until such director's death, or until such director's earlier resignation or removal. Directors need not be stockholders.

         SECTION 2. VACANCIES. All vacancies, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum, unless it is otherwise provided in the Certificate of Incorporation. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. A director elected to fill a vacancy caused by an increase in the number of directors shall hold office until the next annual meeting of stockholders and until his successor has been elected and has qualified.

         SECTION 3. DUTIES AND POWERS. Subject only to such limitations as may be provided by law, the Certificate of Incorporation or these Bylaws, the Board of Directors shall have full control over the affairs of the Corporation.

         SECTION 4. ORGANIZATION. At each meeting of the Board of Directors, the Chairman of the Board of Directors, or, in his or her absence, a director chosen by a majority of the directors present, shall act as Chairman. The Secretary of the



BYLAWS OF RIVER CAPITAL GROUP, INC. - PAGE 7
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Corporation shall act as Secretary at each meeting of the Board of Directors. In case the Secretary shall be absent from any meeting of the Board of Directors, an Assistant Secretary shall perform the duties of Secretary at such meeting;
and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the Chairman of the meeting may appoint any person to act as Secretary of the meeting.

         SECTION 5. RESIGNATIONS AND REMOVALS OF DIRECTORS. Any director of the Corporation may resign at any time, by giving written notice to the Chairman of the Board of Directors, the President or the Secretary of the Corporation. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Except as otherwise required by law and subject to the rights, if any, of the holders of any class or series of stock then outstanding which are entitled to elect one or more directors, any director or the entire Board of Directors may be removed from office at any time, with or without cause, and only by the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors.

         SECTION 6. MEETINGS. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held at such time and at such place as may from time to time be determined by the Board of Directors and, unless required by resolution of the Board of Directors, without notice. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Vice Chairman, if there be one, or a majority of the directors then in office. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than 48 hours before the date of the meeting, or by telephone, facsimile or telegram on 24 hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

         SECTION 7. QUORUM. Except as may be otherwise required by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

         SECTION 8. ACTIONS OF BOARD. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.




BYLAWS OF RIVER CAPITAL GROUP, INC. - PAGE 8
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         SECTION 9. MEETINGS BY MEANS OF CONFERENCE TELEPHONE. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting.

         SECTION 10. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

         SECTION 11. COMPENSATION. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary, or such other compensation as the Board of Directors shall from time to time determine. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         SECTION 12. INTERESTED DIRECTORS AND OFFICERS. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee which authorizes the contract or transaction, or solely because any such director's or officer's votes are counted for such purpose if

         (a) the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the Board of




BYLAWS OF RIVER CAPITAL GROUP, INC. - PAGE 9

Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

         (b) the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

         (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee or the shareholders.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE IV
                                    OFFICERS

         SECTION 1. GENERAL. The officers of the Corporation shall be chosen by the Board of Directors and shall include a President (or Chief Executive Officer), a Secretary and a Treasurer (or Chief Financial Officer). The Board of Directors, in its discretion, may also choose a Chairman of the Board of Directors (who must be a director) and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

         SECTION 2. ELECTION. The Board of Directors at its first meeting held after each Annual Meeting of Stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

         SECTION 3. VOTING SECURITIES OWNED BY THE CORPORATION. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the



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

name of and on behalf of the Corporation by the President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

         SECTION 4. CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board of Directors shall have and may exercise such powers as are, from time to time, assigned to him or her by law or by the Board of Directors. In the absence of the Chairman of the Board, the Vice Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present.

         SECTION 5. PRESIDENT. The President shall be the chief executive officer of the Corporation. In the absence of the Chairman and Vice Chairman of the Board, the President shall preside at all meetings of the stockholders and the Board of Directors and shall have such other powers and perform such duties as are specified in these Bylaws and as may from time to time be assigned by the Board of Directors. In the event there is a deadlock among directors, the President shall be empowered to cast the deciding vote.

         The President shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The President shall have general powers of supervision and shall be the final arbitrator of all differences between officers of the Corporation, subject only to the Board of Directors.

         SECTION 6. VICE PRESIDENTS. The Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election), shall, in the absence or upon the disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may, from time to time, determine or these Bylaws may prescribe.

         SECTION 7. SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and




BYLAWS OF RIVER CAPITAL GROUP, INC. - PAGE 11 record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if any (or in the event there be more than one, the Assistant Secretaries in the order designated by the directors or in the absence of any designation, then in the order of their election), shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be. The Assistant Secretary, if any (or in the event there be more than one, the Assistant Secretaries in the order designated by the directors, or in the absence of any designation, then in the order of their election), shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         SECTION 8. TREASURER AND ASSISTANT TREASURERS. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Treasurer and for the restoration to the Corporation, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer's possession or under control of the Treasurer belonging to the Corporation. The Assistant Treasurer, if any (or in the event there be more than one, the Assistant Treasurers in the order designated by the directors, or in the absence of any designation, then in the order of their election), shall, in the absence or disability of the Treasurer, perform the duties and




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

exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         SECTION 9. OTHER OFFICERS. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

                                    ARTICLE V
                                      STOCK

         SECTION 1. FORM OF CERTIFICATES. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation, (a) by the Chairman of the Board of Directors, the President or a Vice President and (b) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares owned by such holder of stock in the Corporation.

         SECTION 2. SIGNATURES. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

         SECTION 3. LOST, DESTROYED, STOLEN OR MUTILATED CERTIFICATES. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, and the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

         SECTION 4. TRANSFERS. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person's attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; provided, however, that such surrender and endorsement or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. Every certificate exchanged, returned or surrendered to the Corporation shall be marked "Canceled," with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of





BYLAWS OF RIVER CAPITAL GROUP, INC. - PAGE 13 stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

         SECTION 5. TRANSFER AND REGISTRY AGENTS. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.

         SECTION 6. BENEFICIAL OWNERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                   ARTICLE VI
                                     NOTICES

         SECTION 1. NOTICES. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person's address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, facsimile, telex or cable.

         SECTION 2.  WAIVERS OF NOTICE.

         (a) Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, a written waiver signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting, shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

          (b) Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by law, the Certificate of Incorporation or these Bylaws.




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
                                   ARTICLE VII
                               GENERAL PROVISIONS

         SECTION 1. DIVIDENDS. Subject to the requirements of the General Corporation Law of the State of Delaware and the provisions of the Certificate of Incorporation, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors, and may be paid in cash, in property, or in shares of the Corporation's capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any other proper purpose, and the Board of Directors may modify or abolish any such reserve.

         SECTION 2. DISBURSEMENTS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         SECTION 3. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

         SECTION 4. CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         SECTION 5. CERTIFICATE OF INCORPORATION DEFINED. The term "Certificate of Incorporation," as used throughout these Bylaws, shall refer to the Corporation's Certificate of Incorporation, as filed with the Delaware Secretary of State and amended and restated from time to time.

                                  ARTICLE VIII
                                 INDEMNIFICATION

         SECTION 1. INDEMNIFICATION OF OFFICERS AND DIRECTORS. The Corporation shall indemnify its officers and directors to the fullest extent and in the manner permitted by the General Corporation Law of Delaware against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact such person is or was an officer or director of the Corporation. Reasonable expenses incurred by a director or officer of the Corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Corporation (or was serving at the Corporation's request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise) shall be paid by




BYLAWS OF RIVER CAPITAL GROUP, INC. - PAGE 15 the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of a statement from such director or officer requesting such advance and an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized by relevant sections of the General Corporation Law of Delaware.

         SECTION 2. INDEMNIFICATION OF EMPLOYEES AND AGENTS. The Corporation shall have the power, to the extent and in the manner permitted by the General Corporation Law of Delaware, to indemnify each of its employees and agents (in addition to directors and officers) against expenses (including attorneys'
fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an employee or agent of the Corporation. For purposes of this Section, an "employee" or "agent" of the Corporation includes any person
(a) who is or was an employee or agent of the Corporation, or (b) who is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise.

         SECTION 3. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the General Corporation Law of Delaware.

         SECTION 4. NON-EXCLUSIVE RIGHTS. The foregoing rights of indemnification shall be deemed exclusive of any other rights to which any director or officer may be entitled apart from the provisions of this Article VIII.

         SECTION 5. SURVIVAL OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


                                   ARTICLE IX
                                   AMENDMENTS

         SECTION 1. AMENDMENTS. These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the Board of Directors or by the stockholders as provided in the Certificate of Incorporation.




BYLAWS OF RIVER CAPITAL GROUP, INC. - PAGE 16

         SECTION 2. ENTIRE BOARD OF DIRECTORS. As used in this Article IX and in these Bylaws generally, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.
























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


                   CERTIFICATE OF ADOPTION BY THE SECRETARY OF
                            RIVER CAPITAL GROUP, INC.


         The undersigned, William P. Dickie, hereby certifies that he is the duly elected and acting Secretary of River Capital Group, Inc., a Delaware corporation (the "Corporation"), and that the foregoing Bylaws constitute the Bylaws of said Corporation as duly adopted by the Board of Directors on December 29, 2005.

         IN WITNESS WHEREOF, the undersigned has hereunto subscribed his name this 29th day of December, 2005.



                                           /s/ WILLIAM DICKIE
                                      ------------------------------------------
                                      Secretary




























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